UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 27, 2008
Netezza Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33445	04-3527320

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Forest Street Marlborough, MA	01752

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 382-8200

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 27, 2008, Ted R. Dintersmith, who also served as a member of the audit committee, resigned from the board of directors (the “Board”) of Netezza Corporation (the “Company”).
     On May 28, 2008, the Board elected Francis A. Dramis Jr. to serve as a Class II director of the Company and as a member of the audit committee, effective as of May 28, 2008, filling the vacancies created by Mr. Dintersmith’s resignation.
     Mr. Dramis is currently Chief Executive Officer of F. Dramis, LLC, a technology consulting company, a position he has held since February 2007. Prior to that, Mr. Dramis was Chief Information – E-Commerce & Security Officer for BellSouth Corporation, a telecommunications company based in Atlanta, Georgia. Mr. Dramis held a variety of positions at BellSouth, which he joined in December 1998. Mr. Dramis is also a director of Avocent Corporation.
     Mr. Dramis will participate in the cash and equity compensation program for non-employee directors, as described in the Company’s Proxy Statement dated May 7, 2008 for its 2008 Annual Meeting of Stockholders.
     In connection with Mr. Dramis’ election to the Board, Mr. Dramis and the Company will enter into an indemnification agreement in the same form as the Company has entered into with the other current members of the Board.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netezza Corporation
Date: June 2, 2008	By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Senior Vice President and Chief Financial Officer